ENTERBANK HOLDINGS, INC. AND SUBSIDIARIES

Exhibit 11

Three and six months ended June 30, 1997 and 1996

=====================================================================================================================
                                                          Fully diluted
                                           EPS number       EPS number                                 Fully diluted
                                            of shares       of shares      Net income          EPS          EPS
---------------------------------------------------------------------------------------------------------------------
Three months ended June 30, 1997            2,236,146      2,241,536      $  539,816          0.24         0.24
Three months ended June 30, 1996            1,685,240      1,692,235         427,268          0.25         0.25
Six months ended June 30, 1997              2,123,867      2,129,257       1,003,448          0.47         0.47
Six months ended June 30, 1996              1,679,992      1,692,235         837,006          0.50         0.49
=====================================================================================================================

ENTERBANK HOLDINGS, INC. AND SUBSIDIARIES

Three and six months ended June 30, 1997 and 1996
=======================================================================================================================
                                      Three months ended June 30,                   Six months ended June 30,
                              -------------------------------------------    ------------------------------------------
                                      1997                   1996                   1997                    1996
                              --------------------   --------------------    ------------------     -------------------
                                           Fully                   Fully                 Fully                  Fully
                              Average     diluted     Average     diluted    Average    diluted     Average    diluted
-----------------------------------------------------------------------------------------------------------------------
Average shares outstanding   2,113,972   2,113,972   1,463,400   1,463,400  2,001,693  2,001,693   1,463,400  1,463,400
Warrants                           -           -       199,000     199,000        -          -       199,000    199,000
Options - 1 vested             122,000     122,000     122,000     122,000    122,000    122,000     122,000    122,000
Options - 2 vested              71,200      71,200      53,400      53,400     71,200     71,200      53,400     53,400
Options - 2 vested               1,200       1,200         800         800      1,200      1,200         800        800
Gross shares                 2,308,372   2,308,372   1,838,600   1,838,600  2,196,093  2,196,093   1,838,600  1,838,600
Shares repurchased              72,226      66,836     153,360     146,365     72,226     66,836     158,608    146,365
Shares for EPS calculation   2,236,146   2,241,536   1,685,240   1,692,235  2,123,867  2,129,257   1,679,992  1,692,235
Warrants                    $     5.50        5.50        5.50        5.50       5.50       5.50        5.50       5.50
Options - 1 vested                5.00        5.00        5.00        5.00       5.00       5.00        5.00       5.00
Options - 2 vested                7.00        7.00        7.00        7.00       7.00       7.00        7.00       7.00
Options - 2 vested                9.25        9.25        9.25        9.25       9.25       9.25        9.25       9.25
Warrants                           -           -     1,094,500   1,094,500        -          -     1,094,500  1,094,500
Options - 1 vested             610,000     610,000     610,000     610,000    610,000    610,000     610,000    610,000
Options - 2 vested             498,400     498,400     373,800     373,800    498,400    498,400     373,800    373,800
Options - 2 vested              11,100      11,100       7,400       7,400     11,100     11,100       7,400      7,400
Dollars for repurchase       1,119,500   1,119,500   2,085,700   2,085,700  1,119,500  1,119,500   2,085,700  2,085,700
Price                            15.50       16.75       13.60       14.25      15.50      16.75       13.15      14.25
========================================================================================================================

                                    17